As filed with the Securities and Exchange Commission on August 7, 2003

                                                Registration No 333-_____

   ================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                          ________________________

                                  FORM S-8
           Registration Statement Under The Securities Act of 1933

                          ________________________

                                NISOURCE INC.
           (Exact name of registrant as specified in its charter)

                 Delaware                           35-2108964
     (State or other jurisdiction of             (I.R.S. Employer
      incorporation or organization)           Identification No.)

                            801 East 86th Avenue
                         Merrillville, Indiana 46410
        (Address, including zip code, of principal executive offices)

           NISOURCE INC. NONEMPLOYEE DIRECTOR STOCK INCENTIVE PLAN
                 NISOURCE INC. 1994 LONG-TERM INCENTIVE PLAN
                          (Full title of the Plans)

                               David J. Vajda
                                NiSource Inc.
                            801 East 86th Avenue
                         Merrillville, Indiana 46410
                                (219) 647-5520
                    (Name, address and telephone number,
                 including area code, of agent for service)

                                  COPY TO:

                              Robert J. Minkus
                            Schiff Hardin & Waite
                              6600 Sears Tower
                        Chicago, Illinois 60606-6473
                               (312) 258-5500
                         ___________________________




                                                    CALCULATION OF REGISTRATION FEE


                                                                           PROPOSED
                                                                           MAXIMUM           PROPOSED
                                                         AMOUNT            OFFERING           MAXIMUM          AMOUNT OF
    TITLE OF EACH CLASS OF                                TO BE            PRICE PER         AGGREGATE       REGISTRATION
    SECURITIES TO BE REGISTERED                        REGISTERED            SHARE        OFFERING PRICE          FEE
    ---------------------------                        ----------          ---------      --------------     ------------
    Common Stock, par value $.01 per share           10,300,000 (1)       $18.785 (2)      $193,485,500       $15,652.98


   ____________________

   (1) Together with an indeterminate number of additional securities in order to adjust the number of securities reserved for issuance pursuant to the NiSource Inc. Nonemployee Director Stock Incentive Plan and the NiSource Inc. 1994 Long-Term Incentive Plan as the result of a stock split, stock dividend or similar transaction affecting the Common Stock, pursuant to Rule 416(a) and (b) under the Securities Act of 1933. Of the 10,300,000 shares being registered, 300,000 shares are being registered under the NiSource Inc. Nonemployee Director Stock Incentive Plan and 10,000,000 shares under the NiSource Inc. 1994 Long-Term Incentive Plan.

   (2) Based upon the average of the high and low sales prices of the Common Stock reported on the New York Stock Exchange on August 6, 2003 pursuant to Rule 457(c) and (h) of the
        Securities Act of 1933.


                              EXPLANATORY NOTES

        1. Pursuant to General Instruction E to Form S-8, the contents of the Post-Effective Amendment No. 12 on Form S-8 to the Registration Statement on Form S-4 (Registration Nos. 333-33896 and 333-33896-01) filed by the Registrant with the Securities and Exchange Commission on November 2, 2000 registering its Common Stock, par value $.01 per share, issuable pursuant to the NiSource Inc. Nonemployee Director Stock Incentive Plan and the NiSource Inc. 1994 Long-Term Incentive Plan are hereby incorporated by reference.

        2. The NiSource Inc. Nonemployee Director Restricted Stock Unit Plan was merged into the NiSource Inc. Nonemployee Director Stock Incentive Plan effective July 1, 2002.


                                   PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        All information required in this Registration Statement not included in the exhibits attached hereto or set forth on the signature page is set forth in the Registration Statement (Registration Nos. 333-33896 and 333-33896-01), the contents of which are incorporated herein by reference pursuant to General Instruction E to Form S-8.



                                   2


   ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

   Schiff Hardin & Waite, Chicago, Illinois, acting on behalf of the Registrant, will pass upon the validity of the securities offered hereby. Peter V. Fazio, Jr., a partner of the firm who also serves as Executive Vice President and General Counsel of the Registrant, holds approximately 11,400 shares of the Registrant's common stock.

   ITEM 8.  EXHIBITS.

   See Index to Exhibits.





















































                                   3



                                 SIGNATURES
                                 ----------

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Merrillville, State of Indiana, on July 31, 2003.


                                 NISOURCE INC.


                                 By:  /s/ Gary L. Neale
                                      ---------------------------------
                                      Gary L. Neale
                                      Chairman, President and
                                      Chief Executive Officer



                              POWER OF ATTORNEY
                              -----------------

        Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Stephen P. Adik, Michael W. O'Donnell, Jeffrey W. Grossman or David J. Vajda or any one of them his or her true lawful attorney-in-fact and agent with full power of substitution and re-substitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority, to do and perform each and every act and thing requisite or necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



     SIGNATURE                                        TITLE                                         DATE
     ---------                                        -----                                         ----
     /s/ Gary L. Neale                                Chairman, President and Chief Executive       July 31, 2003
     ----------------------                           Officer and Director
     Gary L. Neale                                    (Principal Executive Officer)


     /s/ Stephen P. Adik                              Vice Chairman and Director                    July 31, 2003
     ----------------------
     Stephen P. Adik


                                   4


     SIGNATURE                                        TITLE                                         DATE
     ---------                                        -----                                         ----


     /s/ Michael W. O'Donnell                         Executive Vice President and Chief            July 31, 2003
     ------------------------                         Financial Officer
     Michael W. O'Donnell                             (Principal Financial Officer)


     /s/ Jeffrey W. Grossman                          Vice President and Controller                 July 31, 2003
     ------------------------                         (Principal Accounting Officer)
     Jeffrey W. Grossman


     /s/ Steven C. Beering                            Director                                      July 31, 2003
     ------------------------
     Steven C. Beering


     /s/ Arthur J. Decio                              Director                                      July 31, 2003
     ------------------------
     Arthur J. Decio


     /s/ Dennis E. Foster                             Director                                      July 31, 2003
     ------------------------
     Dennis E. Foster


     /s/ Ian M. Rolland                               Director                                      July 21, 2003
     ------------------------
     Ian M. Rolland


     /s/ John W. Thompson                             Director                                      July 21, 2003
     ------------------------
     John W. Thompson


     /s/ Robert J. Welsh                              Director                                      July 31, 2003
     ------------------------
     Robert J. Welsh


     /s/ Carolyn Y. Woo                               Director                                      July 31, 2003
     ------------------------
     Carolyn Y. Woo


     /s/ Roger A. Young                               Director                                      July 31, 2003
     ------------------------
     Roger A. Young



                                   5




                                EXHIBIT INDEX
                                -------------


   EXHIBIT NUMBER     DESCRIPTION
   --------------     -----------

          5           Opinion of Schiff Hardin & Waite.

         23.1         Consent of Deloitte & Touche LLP.

         23.2         Consent of Schiff Hardin & Waite (included in Exhibit 5).

         24 Powers of Attorney of directors and certain officers of the Registrant are included on the signature page.















































                                   6